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EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                                      STATE OF INCORPORATION
------------------                                      ----------------------
InSight Health Corp.                                    Delaware
     Radiosurgery Centers, Inc.                         Delaware
Maxum Health Corp.                                      Delaware
     Quest Financial Services, Inc.                     Delaware
     Maxum Health Services Corp.                        Delaware
       DiagnosTemps, Inc.                               Delaware
       Diagnostic Solutions  Corp.                      Delaware
       Maxum Health Services of North Texas, Inc.       Texas
       Maxum Health Services of Arlington, Inc.         Texas
       Maxum Health Services of Dallas, Inc.            Texas
       MTS Enterprises, Inc.                            Texas
       NDDC, Inc.                                       Texas
Open MRI, Inc.                                          Delaware
Radiology Services Corp.                                Delaware